                                                                    EXHIBIT 99.1

                          Independent Auditor's Report

The Board of Directors and Stockholders
Petstore.com, Inc.

        We have audited the accompanying consolidated balance sheet of Petstore.com, Inc. as of December 31, 1999, and the related consolidated statements of operations, stockholders' equity and cash flows for the period from January 28, 1999 (inception) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Petstore.com, Inc. as of December 31, 1999, and the consolidated results of its operations and its cash flows for the period from January 28, 1999 (inception) to December 31, 1999, in conformity with generally accepted accounting principles.

        The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 9 to the financial statements, the Company's net loss, accumulated deficit and noncompliance with debt covenants raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 9. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                       /s/ KPMG LLP


Dated: March 10, 2000

                               PETSTORE.COM, INC.
                 (A Subsidiary of Discovery Communications Inc.)
                           Consolidated Balance Sheet
                                December 31, 1999

ASSETS

Current assets:
    Cash                                                                               $   1,963,428
    Inventories                                                                            1,007,948
    Prepaid advertising and promotions                                                     2,258,900
    Other current assets                                                                     352,122

                Total current assets                                                       5,582,398

Fixed assets, net                                                                          2,227,775
Deposits                                                                                     221,592
Intangibles, net                                                                          55,128,614

                Total assets                                                           $  63,160,379

                    LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable                                                                   $   2,359,184
    Accrued expenses                                                                       4,442,779
    Short-term debt                                                                       12,085,731
    Obligations under capital leases                                                          32,904

                Total current liabilities                                                 18,920,598

Related party notes                                                                        4,000,000
Obligations under capital lease -- noncurrent                                                 31,482

                Total liabilities                                                         22,952,080

Stockholders' equity:
    Series A preferred stock, $0.0001 par value:
       Authorized shares -- 7,117,451; issued and outstanding shares -- 5,636,915                564
    Series B preferred stock, $0.0001 par value:
       Authorized shares -- 13,305,303; issued and outstanding shares -- 13,305,303            1,331
    Series C preferred stock, $0.0001 par value:
       Authorized shares -- 2,128,074; issued and outstanding shares -- 1,591,895                159
    Common stock, $0.0001 par value:
       Authorized shares -- 40,000,000; issued and outstanding shares -- 2,267,327               227
    Additional paid-in capital                                                           129,884,717
    Deferred equity-based charges                                                        (44,675,443)
    Accumulated deficit                                                                  (45,003,256)

                Total stockholders' equity                                                40,208,299

                Total liabilities and stockholders' equity                             $  63,160,379


See accompanying notes to consolidated financial statements.

                               PETSTORE.COM, INC.
                 (A Subsidiary of Discovery Communications Inc.)

                      Consolidated Statement of Operations

          Period from January 28, 1999 (inception) to December 31, 1999



Net sales                                      $  2,100,462
Cost of sales                                    (5,161,253)
                                               ------------

                 Gross margin                    (3,060,791)

Operating expenses:
     Sales and marketing                         22,630,515
     Product development                          5,441,913
     General and administrative                   8,366,349
     Stock-based employee compensation              627,839
                                               ------------

                 Total operating expenses        37,066,616

                 Loss from operations           (40,127,407)

Interest expense, net                             4,875,849
                                               ------------

Net loss                                       $(45,003,256)
                                               ============


See accompanying notes to consolidated financial statements.

                               PETSTORE.COM, INC.
                 Consolidated Statement of Stockholders' Equity
          Period from January 28, 1999 (inception) to December 31, 1999



                           SERIES A PREFERRED STOCK          SERIES B PREFERRED STOCK          SERIES C PREFERRED STOCK
                         ----------------------------      ----------------------------      ----------------------------
                           SHARES           AMOUNT            SHARES          AMOUNT           SHARES           AMOUNT
                         -----------      -----------      -----------      -----------      -----------      -----------
Balance at
   January 28,
  1999 (inception)                --      $        --               --      $        --               --      $        --

Initial issuance
  of common shares
  to founders                     --               --               --               --               --               --

Common stock
  issued in
  connection with
  the acquisition
  of Flying Fish
  Express                         --               --               --               --               --               --

Issuance of Series
  A preferred stock        5,636,914              564               --               --               --               --

Common stock
  issued in
  connection with
  the AAHA
  agreement                       --               --               --               --               --               --

Issuance of Series
  B preferred stock               --               --       13,305,303            1,331               --               --

Issuance of Series
  C preferred stock               --               --               --               --        1,591,895              159

Issuance of
  warrants for
  services                        --               --               --               --               --               --

Issuance of stock
  options for
  services                        --               --               --               --               --               --

Issuance of
  warrants with
  short-term debt                 --               --               --               --               --               --

Issuance of
  employee stock
  options                         --               --               --               --               --               --

Amortization of
  deferred
  equity-based
  charges                         --               --               --               --               --               --

Net loss                          --               --               --               --               --               --
                         -----------      -----------      -----------      -----------      -----------      -----------

Balance at
  December 31, 1999        5,636,914      $       564       13,305,303      $     1,331        1,591,895      $       159
                         ===========      ===========      ===========      ===========      ===========      ===========

                                  COMMON STOCK              ADDITIONAL        DEFERRED                             TOTAL
                         ----------------------------        PAID-IN        EQUITY-BASED      ACCUMULATED       STOCKHOLDERS'
                            SHARES           AMOUNT          CAPITAL          CHARGES           DEFICIT            EQUITY
                         -----------      -----------      -----------      -----------       -----------       -----------
Balance at
   January 28,
  1999 (inception)                --      $        --               --               --                --                --

Initial issuance
  of common shares
  to founders              1,723,745              172              690               --                --               862

Common stock
  issued in
  connection with
  the acquisition
  of Flying Fish
  Express                    347,548               35          660,306               --                --           660,341

Issuance of Series
  A preferred stock               --               --       15,016,691               --                --        15,017,255

Common stock
  issued in
  connection with
  the AAHA
  agreement                  196,034               20        1,056,960       (1,056,980)               --                --

Issuance of Series
  B preferred stock               --               --       91,938,313      (32,000,000)               --        59,939,644

Issuance of Series
  C preferred stock               --               --       10,999,835       (9,999,994)               --         1,000,000

Issuance of
  warrants for
  services                        --               --        1,023,710       (1,011,000)               --            12,710

Issuance of stock
  options for
  services                        --               --          332,830         (223,030)               --           109,800

Issuance of
  warrants with
  short-term debt                 --               --        7,253,768               --                --         7,253,768

Issuance of
  employee stock
  options                         --               --        1,601,614       (1,601,614)               --                --

Amortization of
  deferred
  equity-based
  charges                         --               --               --        1,217,175                --         1,217,175

Net loss                          --               --               --               --       (45,003,256)      (45,003,256)
                         -----------      -----------      -----------      -----------       -----------       -----------

Balance at
  December 31, 1999        2,267,327      $       227      129,884,717      (44,675,443)      (45,003,256)       40,208,299
                         ===========      ===========      ===========      ===========       ===========       ===========

See accompanying notes to consolidated financial statements.

                      Consolidated Statement of Cash Flows
                   Period from January 28, 1999 (inception) to
                                December 31, 1999

Operating activities:
     Net loss                                                                         $(45,003,256)
     Adjustments to reconcile net loss to net cash used in operating activities:
        Depreciation and amortization                                                    1,626,757
        Amortization of equity-based charges                                             1,217,175
        Amortization of debt discount                                                    4,713,243
        Changes in operating assets and liabilities:
           Inventories                                                                  (1,007,948)
           Prepaid advertising                                                          (2,258,900)
           Deposits and other                                                             (507,685)
           Accounts payable                                                              2,159,184
           Accrued expenses                                                              4,442,779
                                                                                      ------------

                 Net cash used in operating activities                                 (34,618,651)

Investing activities:
     Purchases of fixed assets                                                          (2,381,563)
     Acquisition of Flying Fish                                                           (500,000)
                                                                                      ------------

                 Net cash used in investing activities                                  (2,881,563)

Financing activities:
     Proceeds from issuance of capital stock                                            20,018,117
     Proceeds from issuance of warrants and options                                      7,376,278
     Proceeds from short-term debt                                                       8,372,488
     Proceeds from related party notes                                                   4,000,000
     Principal payments of short-term debt                                                (200,000)
     Principal payments under capital leases                                                (3,241)
     Financing costs                                                                      (100,000)
                                                                                      ------------

                 Net cash provided by financing activities                              39,463,642

Net increase in cash                                                                     1,963,428

Cash at beginning of period                                                                     --
                                                                                      ------------

Cash at end of period                                                                 $  1,963,428

Supplemental cash flow information:
     Common stock issued in connection with acquisition                               $    660,341
     Conversion of short-term debt to capital stock                                      1,000,000
     Capital stock issued for advertising and a license agreement                       54,939,644
     Fixed assets acquired under capital leases                                             67,627
     Cash paid for interest                                                                 85,428
                                                                                      ============

See accompanying notes to consolidated financial statements.

(1)     ACCOUNTING POLICIES

        (a)     DESCRIPTION OF BUSINESS

                      Petstore.com, Inc. (Petstore.com or the Company) is a
                leading online retailer of pet food, supplies and related products. The Company was incorporated in January 1999 under the name Truepet.com. In April 1999, the name of the Company was changed to Petstore.com. In May 1999, the Company opened its virtual doors on the web. In conjunction with the issuance of Series B preferred stock, the Company became a majority-owned subsidiary of Discovery Communications Inc.


        (b)     PRINCIPLES OF CONSOLIDATION

                      The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated.


        (c)     USE OF ESTIMATES

                      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


        (d)     INVENTORIES

                      Inventories are valued at the lower of cost or market. The
                Company purchases a majority of its products from three major vendors. The Company's three major vendors accounted for 36%, 16% and 14% of the Company's inventory purchases during the period from January 28,1999 (inception) to December 31, 1999. On August 20, 1999, the Company entered into an exclusive five-year strategic alliance with its largest supplier which guarantees the availability of merchandise, particular payment terms, and the right to purchase products at an agreed-upon price.


        (e)     FIXED ASSETS

                      Fixed assets are stated at cost less accumulated
                depreciation. Fixed assets are depreciated on a straight-line basis over the estimated useful lives of the assets (generally three to seven years).

                      The Company capitalizes certain internal use software
                costs in accordance with Statement of Position 98-1, Accounting for Costs of Computer Software Developed or Obtained for Internal Use. Capitalized internal use software costs with expected useful lives in excess of one year are amortized on a straight-line basis over their estimated useful lives. Internal use software costs such as website development, which are subject to continual change, are expensed as incurred.


        (f)     INTANGIBLES, NET

                      Intangibles include a license agreement and goodwill. The
                license agreement is recorded at cost net of accumulated amortization and is being amortized on a straight-line basis over the term of the agreement (5 years). Goodwill represents the excess of the purchase price over the fair value of assets acquired. Goodwill is stated net of accumulated amortization and is being amortized on a straight-line basis over 10 years.


        (g)     LONG-LIVED ASSETS

                      In accordance with Financial Accounting Standards Board
                (FASB) Statement of Financial Accounting Standard (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for

                Long-Lived Assets to Be Disposed Of, the carrying value of intangible assets and other long-lived assets is reviewed on a regular basis for the existence of facts or circumstances, both internally and externally, that may suggest impairment. To date, no such impairment has been indicated. Should there be an impairment in the future, the Company will measure the amount of the impairment based on undiscounted expected future cash flows from the impaired assets. The cash flow estimates that will be used will contain management's best estimates, using appropriate and customary assumptions and projections at the time.


        (h)     FAIR VALUE OF FINANCIAL INSTRUMENTS

                      The carrying amounts for the Company's cash, prepaid
                expenses other current assets, deposits, accounts payable, accrued advertising, other liabilities and accrued expenses and short-term debt approximate fair value.


        (i)     INCOME TAXES

                      The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered.


        (j)     REVENUE RECOGNITION

                      The Company recognizes revenue from product sales, net of
                discounts and coupon redemptions of $330,855, when the products are shipped to customers. The Company provides an allowance for sales returns, which has been insignificant, based on historical experience.


        (k)     COST OF SALES

                      The Company's cost of sales consists primarily of the
                costs of products sold to customers, fulfillment costs and the net costs of outbound and inbound shipping.


        (l)     ADVERTISING

                      The cost of advertising is expensed as incurred. For the
                period from January 28, 1999 (inception) to December 31, 1999, the Company incurred advertising expense of $17,127,331.


        (m)     PRODUCT DEVELOPMENT

                      Product development expenses consist principally of
                payroll and related expenses for development, editorial, systems and telecommunications operations personnel and consultants, systems and telecommunications infrastructure and costs of acquired content.


        (n)     STOCK-BASED COMPENSATION

                      The Company has elected to follow Accounting Principles
                Board Opinion No. 25, Accounting for Stock Issued to Employees (APB No. 25), and related interpretations, in accounting for its employee stock options rather than the alternative fair value accounting allowed by SFAS No. 123, Accounting for Stock-Based Compensation. APB No. 25 provides that the compensation expense relative to the Company's employee stock options is measured based on the intrinsic value of the stock option. SFAS No. 123 requires companies that continue to follow APB No. 25 to provide a pro forma disclosure of the impact of applying the fair value method.

                      The Company follows SFAS No. 123 for equity instruments
                issued to nonemployees.

        (o)     START-UP ACTIVITIES

                      The Company has adopted the provisions of SOP 98-5,
                Reporting Costs of Start-Up Activities. SOP 98-5 requires that the costs of start-up activities, including organization costs, be expensed as incurred. The adoption of SOP 98-5 did not have a material impact to the Company's financial position, results of operations or cash flows.


        (p)     COMPREHENSIVE INCOME (LOSS)

                      The Company has adopted SFAS No. 130, Reporting
                Comprehensive Income, which establishes standards for the reporting and display of comprehensive income and its components in the financial statements. The Company does not currently have any components of other comprehensive income. Therefore, comprehensive income equals net income.


        (q)     NEW ACCOUNTING PRONOUNCEMENTS

                      In June 1998, the FASB issued SFAS No. 133 (as amended by
                SFAS No. 137) Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 is effective for fiscal years beginning after June 15, 2000. SFAS No. 133 requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designed as part of a hedge transaction and, if it is, the type of hedge transaction. The Company does not expect that the adoption of SFAS No. 133 will have a material impact on its consolidated financial statements because the Company does not currently hold any derivative instruments.


(2)     BUSINESS COMBINATIONS

             On August 9, 1999, the Company acquired certain assets of Flying Fish Express, an online retailer of marine life, operating as a sole proprietorship. The purchase price of $1,360,341 consisted of $500,000 in cash, $200,000 in notes payable (note 6) and 347,548 shares of common stock valued at $1.90 per share. In addition, the Company recorded an additional $200,000 as goodwill as of December 31, 1999, payable to the former owners of Flying Fish as Flying Fish Express exceeded certain incentive goals for the year ended December 31, 1999. This additional payment is included in accrued expenses as of December 31, 1999.

             The transaction has been accounted for as a purchase and the purchase price was allocated to the identifiable assets acquired, based on their fair values. The purchase price in excess of the fair value of the assets acquired of $1,553,450 has been recorded as goodwill.

             The Company's consolidated statement of operations includes the operations of Flying Fish Express from August 9, 1999 to December 31, 1999. The pro forma financial information in the following table illustrates the combined results of the Company's operations and the operations of Flying Fish Express for the period from January 28, 1999 (inception) to December 31, 1999, as if the acquisition of Flying Fish had occurred as of January 28, 1999. The pro forma financial information is presented for informational purposes and is not necessarily indicative of the results of operations which would have occurred if the Company had constituted a single entity as of January 28, 1999. The pro forma information is also not necessarily indicative of the future results of operations of the combined company.

Net sales                       $  3,208,715
Cost of sales                     (5,616,014)
                                ------------
              Gross margin        (2,407,299)

Operating expenses                40,236,751
Interest expense                   4,875,849
                                ------------
              Net loss          $ 47,519,899
                                ============

             The pro forma net loss includes the Company's net loss of $47,725,673 and Flying Fish Express's net income of $302,925 less a pro forma adjustment to include the amortization expense associated with goodwill related to the acquisition.


(3)     FIXED ASSETS

        Fixed assets, at cost, consist of the following as of December 31, 1999:

      Computers and equipment                       $ 2,365,575
      Furniture and fixtures                             13,390
      Leasehold improvements                             75,086
                                                    -----------

                                                      2,454,051
      Less accumulated depreciation and amortization   (226,276)
                                                    -----------

                    Fixed assets, net               $ 2,227,775
                                                    ===========

        Depreciation and amortization for the period from January 28, 1999 (inception) to December 31, 1999 was $226,276.


(4)     INTANGIBLES

        Intangibles, net at cost, consist of the following as of December 31, 1999:

License agreement (note 8(b))      $ 54,939,644
Goodwill (note 2)                     1,553,450
                                   ------------

                                     56,493,094
Less accumulated amortization        (1,364,480)
                                   ------------

                    Total          $ 55,128,614
                                   ============


             Amortization of the license agreement for the period from January 28, 1999 (inception) to December 31, 1999 of $1,308,086 was recorded as sales and marketing expense in the consolidated statement of operations. Amortization of goodwill during the same period of $56,394 was recorded as general and administrative expense in the consolidated statement of operations.


(5)     SHORT-TERM DEBT


        (a)     TERM LOAN

                      During the period from September 1999 to December 1999,
                the Company borrowed $10 million from a bank under a term loan agreement. The term loan bears a stated interest rate at the bank's prime rate plus 2.75% (11.25% as of December 31, 1999) and matures on April 15, 2000. The loan contains a mandatory prepayment feature whereby the loan must be paid in full no later than 30 days subsequent to the acceptance of term sheets for a new series of preferred stock. The term loan is secured by all physical, intangible and intellectual property owned by the Company.

                      In connection with the term loan, the Company issued
                36,179 warrants to purchase Series B preferred stock and 325,615 warrants to purchase Series C preferred stock. The warrants have been valued at $127,965 and $1,656,404, respectively, and are reflected as a discount on the term loan. In addition, the Company sold 122,549 shares of Series A preferred stock to the bank for $2.04 per share. The difference of $377,451 between the sales price and the fair market value of the Series A preferred stock of $5.12 on the date of sale was also recorded as a discount on the note. Accordingly, the term loan balance of $8,457,224 as of December 31, 1999 is reflected net of the unamortized discount of $1,542,776. The effective interest rate on the term loan is 74% as of December 31, 1999.

                      The term loan contains restrictive covenants such as
                maximum monthly losses and a minimum level of monthly sales. As of December 31, 1999, the Company was not compliance with these covenants and has not obtained waivers from the bank.


        (b)     BRIDGE LOAN

                      On October 11, 1999, the Company borrowed $5,000,000 from
                various venture capital groups. The notes bear a stated interest rate of 8% and are due on June 1, 2000. The notes are convertible to the next series of preferred stock at a conversion rate of $4.00 per share.

                      In connection with the borrowings, the Company issued
                1,249,997 warrants to purchase shares of the preferred stock issued in the next offering at an exercise price of $4.00 per share. The value of the warrants as of October 11, 1999 exceeded the borrowings and thus were recorded as a $5,000,000 discount on the bridge loan. The discount is being amortized through January 31, 2000, the earliest date for conversion of the notes into preferred stock. Accordingly, the bridge loan balance of $3,628,507 as of December 31, 1999 is reflected net of the unamortized discount of $1,371,493. The effective interest rate on the bridge loan is 335% as of December 31, 1999.


(6)     RELATED PARTY NOTES

             In connection with the acquisition of Flying Fish Express, the Company issued notes in the amount of $200,000 to the former owners. The note holders are employed by the Company as of December 31, 1999. The notes did not bear interest and were paid off with the proceeds from the Series B preferred stock issuance in October 1999.

             On December 17, 1999, the Company obtained a line of credit from its parent company, Discovery Communications Inc. in the amount of $15,000,000. The line is due on December 31, 2001, bears interest at 8% and is convertible into the next series of preferred stock on December 31, 2001 at a price of $6.91 per share. As of December 31, 1999, the Company had borrowings of $4,000,000 outstanding under this agreement.


(7)     COMMITMENTS AND CONTINGENCIES


        (a)     LEASES

                      The Company currently leases office and distribution
                center facilities and fixed assets under noncancelable operating and capital leases. Rental expense under operating lease agreements for the period from January 28, 1999 (inception) to December 31, 1999 was $265,727.

                Future minimum commitments are as follows:

                                                CAPITAL LEASES   OPERATING LEASES
                                                --------------   ----------------
2000                                              $    36,102          615,296
2001                                                   10,572          593,246
2002                                                    9,556          524,972
2003                                                    9,048          183,600
2004                                                    5,278           75,300
Thereafter                                                 --               --
                                                  -----------      -----------
          Total minimum lease payments                 70,556      $ 1,992,414
                                                                   ===========
Less imputed interest                                  (6,170)
                                                  -----------

Present value of net minimum lease payments            64,386
Less current portion                                  (32,904)
                                                  -----------
          Long-term capital lease obligation      $    31,482
                                                  ===========

        (b)     LEGAL PROCEEDINGS

                      From time to time, the Company is subject to legal
                proceedings and claims in the ordinary course of business. The Company currently is not aware of any such legal proceedings or claims that it believes will have, individually or in the aggregate, a material adverse effect on its business, prospects, financial condition and operating results.


(8)     STOCKHOLDERS' EQUITY


        (a)     SERIES A PREFERRED STOCK

                      In the period from April 1999 to June 1999, the Company
                issued 3,995,100 shares of Series A convertible preferred stock at a price of $2.04 per share, which reflected fair value. In April 1999, the Company's short-term note holders converted such notes into 490,191 shares of Series A convertible preferred stock at a conversion price of $2.04 per share. In September 1999, the Company completed its final closing of Series A convertible preferred stock, issuing 1,151,623 shares in return for $2.04 per share in cash. The shares issued in September have been reflected in the financial statements at an estimated fair value of $5.12 per share. The difference between the estimated fair value and the price paid for the shares issued to a bank in September 1999 of $377,451 was recorded as a discount on the corresponding term loan. The difference between the estimated fair value and the price paid for the remaining shares issued in September 1999 of $3,169,548 was recorded as general and administrative expense in the consolidated statement of operations.

                      The Series A shares have a liquidation preference of $2.04 per share and automatically convert into one share of common stock at the time of an initial public offering. Each share of Series A preferred stock has one vote for each share of common stock into which it would be convertible.


        (b)     SERIES B PREFERRED STOCK

                      In October 1999, the Company issued 13,305,303 shares of
                Series B convertible preferred stock to Discovery Communications for $5 million in cash, a license agreement valued at $55 million, and promotions valued at $32 million. The total value of the transaction was determined by a third party appraisal of the preferred shares. The values of the license and the advertising were determined based on Discovery Communications prevailing market rates.

                      The Series B shares have a liquidation preference of $6.91 per share and automatically convert into one share of common stock at the time of an initial public offering. Each share of Series B preferred stock has fifteen votes for each share of common stock into which it would be convertible. In addition, the Series B shares entitle the holder to a majority of the Company's Board of Directors' seats.

                      The license agreement allows the Company to use Discovery
                Communications content and logo for a seven-year period. The license agreement has been recorded as an intangible asset and is being amortized straight line over the term of the agreement. The promotion agreement requires Discovery Communications to provide promotions to the Company of $11,000,000 in each of the first three years of the agreement and $10,000,000 in the final year of the agreement. The value of the promotions has been discounted to the net present value at a rate of 13% and recorded as a deferred equity-based charge in the December 31, 1999 consolidated balance sheet. During the period from October 1999 to December 31, 1999, Discovery Communications provided the Company with $200,335 in promotions which the Company recorded as sales and marketing expense in the consolidated statement of operations.


        (c)     SERIES C PREFERRED STOCK

                      In December 1999, the Company issued 1,591,895 shares of
                Series C convertible preferred stock to Safeway Stores at a price of $6.91 per share. Consideration for this sale consisted of $1 million in cash and promotions valued at $10 million.

                      The Series C shares have a liquidation preference of $6.91 per share and automatically convert into one share of common stock at the time of an initial public offering. Each share of Series C preferred stock has one vote for each share of common stock into which it would be convertible.

                      The value of the promotions has been recorded as a
                deferred equity-based charge in the December 31, 1999 consolidated balance sheet. Safeway did not provide the Company with any promotions during 1999.


        (d)     COMMON STOCK

                      On February 25, 1999, in conjunction with its initial
                capitalization, the Company issued 1,723,745 shares of common stock at a price of $.0005 per share. In July 1999, 196,034 shares of common stock were issued as part of an agreement with the American Animal Hospital Association. Under the terms of the agreement, the American Animal Hospital Association will provide content and promotions to the Company in exchange for a commission on sales made to referred customers. These shares vest equally each month over the 48-month term of the service and royalty agreement with the American Animal Hospital Association. These shares were initially valued at $1.41 per share. As the shares vest and a measurement date occurs, the shares are adjusted to fair value which was $5.54 per share as of December 31, 1999. The fair value of the unvested shares is recorded as a deferred equity-based charge as of December 31, 1999. On August 9, 1999, 347,548 shares of common stock were issued in conjunction with the acquisition of Flying Fish Express at an estimated fair value of $1.90 per share.


        (e)     EMPLOYEE STOCK OPTION PLANS

                      The Company grants employee stock options under its 1999
                Stock Option Plan. Shares reserved under the plan consist of 1,548,178 shares of common stock. Generally, options are granted by the Company's Board of Directors at an exercise price set to achieve the business goals of the Company. Options granted below estimated fair value resulted in compensation expense of $627,839. Each common stock option granted has a term of 10 years from the date of grant. Subject to Internal Revenue Service limitations, options granted under the plan generally become exercisable immediately. Options granted to employees generally vest at the rate of 25% after year one and 2.083% (1/48) each month during the second, third, fourth and fifth years.

                      In addition, the Company has promised the issuance of
                392,115 stock options to employees; however, the Company's Board of Directors has not formally set exercise prices nor approved issuance. Since the options have not been legally granted and no measurement date has been reached, they have not been reflected in the Company's financial statements.


        (f)     EMPLOYEE STOCK OPTION ACTIVITY

                The following summarizes the Company's stock option activity:

                                                       WEIGHTED-AVERAGE
                                  NUMBER OF SHARES      EXERCISE PRICE
                                  ----------------     ----------------
Balance at January 28, 1999                  --           $       --

Options granted                       1,566,594                 0.20
Options canceled                       (214,500)                0.20
Options exercised                            --                   --
                                     ----------           ----------

Balance as of December 31, 1999       1,352,094           $     0.20
                                     ==========           ==========


                As of December 31, 1999, 196,084 shares of common stock were available for future grant under the plans.


        (g)     DEFERRED EQUITY-BASED CHARGES

                      The Company recorded aggregate deferred equity-based
                charges for the value of unearned equity issued of $45,892,618 in 1999. The amount recorded represents the estimated fair value of promotions received, the estimated fair value of the common stock issued to AAHA, the estimated fair value of warrants issued for a product fulfillment and license agreement, the estimated fair value of unvested nonemployee stock options issued, and the difference between the grant price of unvested employee stock options and the deemed fair value of the Company's common stock at the date of grant. The amortization of deferred equity-based charges is charged to operations over the vesting period of the common stock and options, the term of the product fulfillment and license agreement, and as promotions are used. Total amortization recognized in 1999 was $1,217,175.


        (h)     WARRANTS

                      In June 1999, the Company issued 10,000 warrants to
                purchase shares of its common stock in exchange for personnel recruiting services. The exercise price is $0.20 per share and the warrants have a term of seven years. At the date of issuance of the warrants, the fair value of the common stock was $1.37 per share. The warrants have been recorded at a fair value of $12,710 which was estimated at the date of issuance using a Black-Scholes valuation model. The fair value of the warrants was recorded as general and administrative expense in the consolidated statement of operations.

                      In December 1999, the Company issued 300,000 warrants to
                purchase shares of its common stock in exchange for a product fulfillment and license agreement with a supplier. The exercise price is $6.91 per share and the warrants have a term of five years. At the date of issuance of the warrants, the fair value of the common stock was $5.54 per share. The warrants have been recorded at a fair value of $1,011,000 which was estimated at the date of issuance using a Black-Scholes valuation model.

                      In March 1999, the Company issued 980,382 warrants to
                purchase shares of its Series A preferred stock outstanding in conjunction with a convertible bridge loan for $1 million. The exercise price of the warrants was $3.06 per share and the warrants have a term of five years. On the date of issuance of the warrants, the fair value of the Series A preferred stock was $1.09 per share. The fair value of the warrants of $469,399 was recorded as a discount on the bridge loan and recognized as interest expense when the bridge loan was converted to Series A preferred stock in April 1999. The fair value of the warrants was estimated at the date of issuance using a Black-Scholes valuation model.

                      During the period from October 1999 to December 1999, the
                Company issued 36,179 warrants to purchase shares of its Series B preferred stock and warrants to purchase 325,615 shares of its Series C preferred stock in conjunction with a term loan for $10,000,000. The exercise price is $6.91 per share and the warrants have a term of seven years. On the date of issuance of the warrants, the fair value of the Series B and Series C preferred stock was $6.91 per share. The fair value of the Series B and Series C warrants of $127,965 and $1,656,404, respectively, was recorded as a discount on the term loan and is being amortized as interest expense over the life of the loan. The fair value of the warrants was estimated at the date of issuance using a Black-Scholes valuation model.

                      During December 1999, the Company issued 1,249,997
                warrants to purchase shares of the next series of preferred stock issued in conjunction with a bridge loan of $5,000,000. The exercise is $4.00 per share and the warrants have a term of five years. On the date of issuance of the warrants, the estimated fair value of the next series of preferred stock was $6.91. The warrants have been recorded as a discount of $5,000,000 on the bridge loan. The estimated fair value of the warrants was estimated at the date of issuance using a Black-Scholes valuation model.


        (i)     STOCK OPTIONS ISSUED FOR SERVICES

                      In August 1999, the Company issued 72,000 options to
                purchase shares of its common stock in exchange for a purchase discount and consulting services from one of the Company's suppliers. The exercise price is $0.15 per share and the options have a term of five years. Sixty-one thousand options vested immediately and the remaining 11,000 options vest equally over months 13 through 24 of the agreement. At the date of issuance of the options the fair value of the Company's common stock was $1.90 per share. The options that vested immediately have been recorded as general and administrative expense in the consolidated statement of operations at a fair value of $109,800 which was estimated at the date of issuance using a Black-Scholes valuation model.

                      As of December 31, 1999, the fair value of the Company's
                common stock was $5.54 per share. The 11,000 unvested options have been recorded at a fair value of $59,730 as of December 31, 1999 using a Black-Scholes valuation model.

                      During July and August 1999, the Company issued 30,000
                options to purchase shares of its common stock to three Advisory Board Members. The exercise price is $.20 per share. Each option has a term of 10 years and vests at a rate of 25% after year one and 2.083% (1/48) each month during the second, third, fourth and fifth years. As of December 31, 1999, the fair value of the Company's common stock was $5.54 per share. The 30,000 unvested options have been recorded at a fair value of $163,300 as of December 31 1999 using a Black-Scholes valuation model.

        (j)     VALUATION ASSUMPTIONS

                      The Company calculated the fair value of the warrants and
                nonemployee stock options issued for services using a Black-Scholes valuation model with the following assumptions: risk-free rate of 5.5%; volatility of 75%; and a dividend yield rate of 0.0%.


        (k)     PRO FORMA DISCLOSURE

                      The Company follows the intrinsic value method in
                accounting for its stock options. Had compensation cost been recognized based on the fair value at the date of grant for options granted in 1999, the pro forma amounts of the Company's net loss and net loss per share for the period ended December 31, 1999 would have been as follows:

                  Net loss - as reported                                                    $        45,389,787
                  Net loss - pro forma                                                               45,412,326


                      The fair value for each option granted was estimated at
                the date using the minimum value option pricing model, assuming no expected dividends and the following weighted-average assumptions:

                  Average risk-free interest rate                                           $         5.5%
                  Average expected life                                                               5.62 years
                  Volatility                                                                          0.0%


                      For purposes of the pro forma disclosures, the estimated
                fair value of the options granted of $1,672,517 as of December 31, 1999 is amortized to expense over the options' vesting period. Because the determination of fair value of all options granted after such time as the Company may become a public entity will include an expected volatility factor in addition to the factors described above, the pro forma results above may not be representative of future periods. In addition, the pro forma effects may not be representative of future amounts since the estimated fair value of stock options on the date of grant is amortized to expense over the vesting period using the multiple option approach as additional options may be granted in future periods.


(9)     INCOME TAXES

        Income taxes for the year ended December 31, 1999 are comprised of the following:

                                     CURRENT       DEFERRED       TOTAL
                                     -------       --------       -----
Year ended December 31, 1999:
    Federal                            $ --            --            --
    State                               800            --           800
                                       ----          ----          ----

                                       $800            --           800
                                       ====          ====          ====


             Current year tax expense differs from computed tax expense due to the valuation allowance which has been established against the Company's deferred tax assets, including net operating loss carryforwards.

             The tax effect of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of December 31, 1999 is presented below:


Deferred tax assets:
    Net operating loss carryforwards                         $ 15,239,158
    Organizational and start-up expenses                          257,633
    Accrued expenses                                               44,954
    Stock-related compensation                                    469,615
    Other                                                           6,692
                                                             ------------

              Gross deferred tax assets                        16,018,052

    Valuation allowance                                       (15,918,931)
                                                             ------------
              Net deferred tax assets                        $     99,121
                                                             ============
Deferred tax liabilities:
    Tax depreciation in excess of book depreciation          $     99,121
              Gross deferred tax liabilities                       99,121
                                                             ------------
              Net deferred tax assets (liabilities)          $         --
                                                             ============


             As of December 31, 1999, the Company had net operating losses of $38,256,275 for federal and state tax purposes, which begin to expire in 2019 for federal and 2007 for state. Under the provisions the Internal Revenue Code, should substantial changes in the Company's ownership occur, the utilization of net operating loss carryforwards may be limited.

(10)    GOING CONCERN

             The Company's financial statements have been prepared assuming that the Company will continue as a going concern. Since inception, the Company has generated significant losses and will require additional cash to sustain its operations throughout 2000. In addition, the Company is not in compliance with certain debt covenants.

             The Company presently has no future funding commitments. The Company is currently in discussions with third parties to obtain funding through either debt or equity instruments; however, at this time there are no formal agreements in place.